Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 17, 2015, with respect to the financial statements and supplemental schedule included in the Annual Report of the Knowles Corporation 401(k) Plan on Form 11-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Knowles Corporation on Form S-8 (File No. 333-194262).

/s/Grant Thornton LLP

Grant Thornton LLP

Chicago, Illinois

June 17, 2015